Exhibit 10.10

Working Capital Loan Contract

GLDZ No. ZX21000000296577

China Minsheng Banking Corp. Ltd.

Working Capital Loan Contract

Borrower: Zhejiang Leiya Electronics Co., Ltd. (hereinafter referred to as “Party A”) Address/Permanent residence address: No. 528 Binhai Fourth Boulevard, Economic and Technological Development Zone, Longwan District, Wenzhou City, Zhejiang Province Main address for correspondences: No. 528 Fourth Boulevard, Binhai Industrial Area, Wenzhou City, Zhejiang Province

Legal representative/charge person: Shengling Xiang

Post code: 325000	Email:

Mobile:	Wechat account: ☒ .

Fax: ☒ .

Lender: China Minsheng Banking Corp. Ltd., Wenzhou Branch (hereinafter referred to as “Party B”)

Address/Permanent residence address: Floor 1-4 (part) and Floor 13-15, No.1 Huaijiang Road, Lucheng District, Wenzhou City

Post code: 325000

Legal representative/charge person: Qing He

Contact phone: 0577-88903961

Fax: ☒

Both Party A and Party B hereby enters this contract through negotiation in accordance with the Civil Law of the People’s Republic of China and relevant regulations for mutual abidance.

Table of Content of the Contract

S/N	Item	Descriptions
1	Working capital Type of loan	■ Short term loan
□ Medium to long term loan
□ Other ☒ .
2	Purpose of the loan	Purchase of materials
3	Amount of the loan	_______________ only (in words)
_______________ Yuan (in figures)
4	Currency	RMB
5	Term of the loan	364 □ years/□ months/■ days
Starting from _________, 2021 (the agreed initial drawdown date) ending on _________, 2022 (the agreed loan expiry date) (both dates are included).
6	Interest rate for RMB

(1) ■ Fixed rate: ____% (yearly interest rate)

■ LPR rate: ■ the last working day before this contract is signed /□ the last working day before the drawdown date

■ One-year LPR/□ LPR over 5 years ■[add]/□[reduce] 50 base points (BP)(LPR refers to Loan Prime Rate, which is the quoted lending rate issued by China inter-bank lending center; 1 base point=0.01%, same applies below). Interest rate shall remain unchanged during the loan period.

(2) □ Flexible rate:

□LPR flexible rate: Interest is calculated in different periods. Initial interest rate:    ☒     % (yearly rate), which is □ the last working day before this contract is signed /□ the last working day before the drawdown date □ one-year LPR/□ LPR for over five years □[add]/□[reduce]    ☒    base points (BP), and thereinafter interest rate will be calculated as follows:

①□ interest rate will be adjusted every    ☒    month, and the loan interest rate payment date for each period will land on □the date this contract is signed/□the last working day before the date corresponding to the drawdown date in the first month of this period (if there is no corresponding date available, the last day of the month shall be the interest rate adjustment date), □ one-year LPR/ □ LPR for over five years □[add]/□[reduce]    ☒    base points (BP) (the calculation of the interest rate shall be the same as the initial interest rate).

②□ The interest rate will be adjusted periodically for interest settlement period. The loan interest for each period shall land on the last working day before previous settlement date (this date shall be the interest rate adjustment date), □ one-year LPR/ □ LPR for over five years □[add]/□[reduce]    ☒   base points (BP) (the calculation of the interest rate shall be the same as the initial interest rate).

③ □ Other:    ☒

(3) □ Other:    ☒   .

(4) Basis for interest rate calculation:

■ ACT/360, which is the actual number of days included in the interest rate calculation period times yearly interest rate and divided by 360.

□ACT/365, which is the actual number of days included in the interest rate calculation period times yearly interest rate and divided by 365.

□ 30/360, which takes 30 days as one month and is calculated according to the actual number of days included in the interest rate calculation period times yearly interest rate and divided by 12.

□ Other    ☒

7	Overdue interest rate for RMB	This is the interest rate for the penalties as a result of overdue payment by Party A, which is ____% above the interest rate for loans in RMB (the increase shall be between 30% and 50%).
8	Interest rate for misappropriation of RMB

This is the interest rate for the penalties as a result of not using payment for agreed purposes by Party A, which is ____% above the interest rate for loans in RMB (the increase shall be between 50% and 100%).

9	Interest rate of foreign currencies

(1) □ Fixed rate:    ☒   % (yearly interest rate)

(2) □ flexible rate: Interest is calculated in different periods (yearly interest rate).

□ The loan interest rate shall be charged at □LIBOR/□HIBOR/□ other x for x month

□ Increase/□ reduce by    ☒   %, the rate will fluctuate once every    ☒   month. The above mentioned fluctuation period is the interest rate fluctuation period for the foreign currencies under this contract. If during the above mentioned period the □LIBOR/ OHIBOR/□ other    ☒   is negative, the value will be set at    ☒   .

(3) □ Other    ☒

(4) Basis for interest rate calculation:

□ACT/360, which is the actual number of days included in the interest rate calculation period times yearly interest rate and divided by 360.

□ACT/365, which is the actual number of days included in the interest rate calculation period times yearly interest rate and divided by 365.

□ 30/360, which takes 30 days as one month and is calculated according to the actual number of days included in the interest rate calculation period times yearly interest rate and divided by 12.

□ Other    ☒

10	Overdue interest rate of foreign currencies	This is the interest rate for the penalties as a result of overdue payment by Party A, □ which is [ ☒ ] % above the interest rate for loans in a foreign currency. □ Other ☒
11	Interest rate for misappropriation of foreign currencies	This is the interest rate for the penalties as a result of overdue payment by Party A, □ which is [ ☒ ] % above the interest rate for loans in a foreign currency. □ Other ☒
12	Loan drawdown method	■ One drawdown for all the loan amount
□ Drawdown in instalments as agreed in Appendix 1 of this contract.
□ Other method: x
13	Period for the calculation and settlement of interest of loan	■ If the interest is charged on a daily basis or monthly basis, the settlement date shall land on the 20th day of each month and the last settlement date will land on the loan expiry date.

□ If the interest is charged on a daily basis or quarterly basis, the settlement date shall land on the 20th day or x th day of the last month of each quarter however the last settlement date will land on the loan expiry date.

□ Clearance of the interest and principal all at once: all the interest must be cleared in full on the expiry day (this is applicable for loans of up to one year).
□ Other: ☒ .
14	Account for the RMB loan to release	■ Account for RMB loan to release Opening bank: China Minsheng Banking Corp. Ltd., Wenzhou Longwan Branch Account number: 632176180
□ Settlement account Opening bank: ☒ Account number: ☒
□ Other: ☒

15	Special account for domestic and overseas loan transfer only	Opening bank: ☒ Account number: ☒

16	Loan payment method	■ All payments are authorized.
□ All payments are made independently, Party A shall provide the information and record of the use of the loan fund every □ month/□ quarter.

□ If following conditions are met, the authorized payment shall apply and the remaining shall be paid independently (and Party A shall provide the information and record of the use of the loan fund every □ month/□ quarter);

Conditions for authorized payment: □ the single payment made by Party A in RMB is greater than    ☒    Yuan (excluding    ☒   Yuan).

□ Other    ☒    .

17	Repayment fund account for monitoring	Which is the account for repayment and the details are as follows: Opening bank: China Minsheng Banking Corp. Ltd., Wenzhou Longwan Branch Account number: 632176180
18	Method to pay back the principal	■ The principal shall be paid back in a lump sum on the expiry date agreed in the “loan period” listed above.
□ Repay the principal in instalments on the dates and amount specified in Appendix 2.
19	Early repayment	□ Party B allows Party A to pay back the loan early and penalty will be charged (unless Party A is a micro business or the payment of penalty is against relevant laws, regulations and supervisory policies) and the daily penalty will be: ☒ .
■ Party B allows Party A to pay back the loan early and no penalty will be charged.
□ Party A shall not pay back the loan in advance.
20	Guarantee	□ Guarantee, please refer to the Guarantee Contract with the number of ☒ for details.
□ Mortgage, please refer to the Mortgage Contract with the number of ☒ for details.
□ Pledge, please refer to the Pledge Contract with the number of ☒ for details.
□ Other contract for the guarantee purpose ☒ .
21	Guarantee of maximum amount	☒ □ Guarantee, please refer to the Guarantee Contract of Maximum Amount with the number of for details.
□ Mortgage, please refer to the Mortgage Contract of Maximum Amount with the number of ☒ for details.
□ Pledge, please refer to the Pledge Contract of Maximum Amount with the number of for details.

■ Other. This contract is a detailed agreement under the Comprehensive Credit Line Contract with the number of GSXZ No. ZH2100000035058, the guarantee is within the scope of guaranteed creditor’s right under the Comprehensive Credit Line Contract.

22	Penalty standard	If any of the breach occurs under this contract, Party A shall pay ☒ % of the loan amount to Party B as penalty.
23	Mandatory notary	Through mutual discussion, mandatory notary □ is/■ isn’t required.
24	Dispute resolution	Through mutual discussion, disputes shall be resolved in the following way:
■ It shall be lodged with the People’s Court having jurisdiction at Party B’s place.
□ It shall be lodged with Beijing Arbitration Commission for arbitration award in Beijing.
□ The arbitration shall be conducted by China International Economic and Trade Arbitration Commission in Beijing.

□ By China International Economic and Trade Arbitration Commission □ South China Branch □ Shanghai Branch □ Tianjin Branch (Tianjin International Economic and Trade Arbitration Center)

□ Southwest China Branch □ Zhejiang Branch □ Hubei Branch □ Fujian Branch □ Hong Kong Arbitration Center at          ☒        .

□ The arbitration will be conducted by ☒ at ☒ .
□ Other ☒ .
25	Contract on the limit

This contract is a detailed business agreement and corresponds to:

■ The Comprehensive Credit Line Contract with the number of GSXZ No. ZH2100000035058.

□ The Billing Management Service Agreement of China Minsheng Banking Enterprise/Group with the contract number of          ☒        .

□ Other          ☒        .

26	Copies of the contract	This contract is signed in ☒ copies. Party A and Party B shall hold ☒ copies each and the remaining will be used for completing mortgage or notarial procedures.
27	Contract signing place	Floor 1-4 (part) and Floor 13-15, No.1 Huaijiang Road, Lucheng District, Wenzhou City
28	Other issues agreed by both parties	☒ .

Note: 1. When the box □ is provided for each item of the contract, “■”means this option is applicable and “□” means this option is not applicable. 2. If underline or greying is used under this contract, this means you need to fill the correct information in the area.

Content of the Contract

Article 1 Definitions

Unless agreed otherwise in writing, the following terms under this contract shall be defined and interpreted as follows:

1.1 Initial drawdown date: this refers to the date on which the lender transfers the first loan fund to the RMB account for receiving the fund opened by the borrower with the lender’s bank or the special account for domestic and foreign loans. If one drawdown is agreed herein, the drawdown date is also referred to as the initial drawdown date.

1.2 Drawdown date: this refers to the date on which the lender transfers the loan fund agreed in the contract to the RMB account for receiving the fund opened by the borrower with the lender’s bank or the special account for domestic and foreign loans, including the initial drawdown date.

1.3 Drawdown: this refers to the activity that the borrower withdraws loan funds from the lender in accordance with the stipulations under this contract, and the lender transfers the agreed loan funds to the RMB account for receiving the fund opened by the borrower with the lender’s bank or the special account for domestic and foreign loans in accordance with the borrower’s application.

1.4 Principal repayment date: this refers to the date that the borrower repays the principal of the loan funds as agreed in the contract, including the expiry date.

1.5 Expiry date: this refers to the last day for repaying the principal of the loan under the contract. If the contract requests one lump sum to repay the principal, the principal repayment date is also referred to as the expiry date.

1.6 LPR: this refers to the Loan Prime Rate, which is a referential rate authorized to the national inter-bank lending center by the People’s Bank of China to calculate and publish the quoted rate on the basis of lending rate of the bank.

1.7 LIBOR: this refers to the London inter-bank offered rate for the main currencies in the world released at 11am on each working day in London by British Bankers’Association (BBA). This interest rate may be accessed via Reuters, Bloomberg, various financial telecommunication terminals or website of British Bankers’Association (www.bba.org.uk).

1.8 HIBOR: this refers to the Hong Kong inter-bank offered rate for Hong Kong dollar released at 11am Hong Kong local time of each working day by Hong Kong Association of Banks (HKAB). This interest rate may be accessed via Reuters, Bloomberg, various financial telecommunication terminals or website of Hong Kong Association of Banks (www.hkab.org.hk).

1.9 Interest rate floating range for foreign currencies: this refers to the interest rate floating range for foreign currencies agreed in Item 9 of the table of content of the contract.

1.10 Interest rate adjustment date: this refers to the date on which the RMB loan interest rate used under the contract is adjusted appropriately in accordance with the standard agreed herein. The interest rate for all the foreign currencies is charged according to the interest rate floating range for foreign currencies agreed herein and the standard agreed in Article 5 of this contract.

1.11 Interest settlement date: this refers to the date on which the lender charges the loan interest rate against the borrower, please refer to the table of content of the contract for details.

1.12 Interest period: this refers to the period that interest should be charged as agreed in the table of content of the contract.

1.13 Working day: this refers to the normal business days that banks operate apart from the statutory holidays and public holidays in China.

Article 2 Type of loan

Party B agrees to provide working capital loan to Party A as agreed herein. Please refer to the agreement reached in the table of content of the contract for details.

Article 3 Purpose of the loan

Please refer to the table of content of the contract for agreed purpose of the loan. Party A shall not change the purpose of the loan without Party B’s written consent.

Article 4 Amount and term of the loan

4.1 Please refer to the table of content of the contract for the amount and currency of the loan. If there is inconsistency between the amount expressed in words and in figures, the amount in words shall prevail. If the loan is in foreign currency, in calculating credit line and its occupancy, the currency shall be converted into RMB at the exchange rate applicable to Party B, relevant regulation and acceptable method.

4.2 Please refer to the table of content of the contract for the term of the loan. If there is inconsistency between the agreed drawdown date and actual drawdown date, the actual drawdown date shall prevail.

Article 5 Loan interest

5.1 All the interest for the loans in RMB or foreign currencies shall be charged as agreed in the table of content of the contract. Party A agrees that if the loan interested agreed in the table is inconsistent with the rate shown in the loan document, the loan document shall prevail. To avoid any disagreement, unless specifically stipulated, all interest rates shall include normal loan interest, overdue rate, and misappropriation rate; all the interests shall include normal interests , overdue penalty, misappropriation penalty, and compound interest; the terms including interest, penalty, overdue penalty, misappropriation penalty, compound interest, or interest rate, loan interest rate, overdue interest rate and misappropriation interest rate under the contract and the loan document, unless otherwise specified, are only for reference and shall not affect the definition and interpretation of the terms contained in the contract and the loan document.

5.2 If the loan under the contract is in a foreign currency, the loan interest rate for foreign currencies shall be calculated as follows:

5.2.1 Base on the LIBOR or HIBOR data released in London or Hong Kong two working days prior to the drawdown date or interest rate adjustment date (T-2, this working day shall be the working day for key financial institutions of such currency, i.e. the working day in Hong Kong for Hong Kong dollar and the working day in New York for U.S. dollar, and the rest of the currencies in the world mainly refer to the working day in London); if such interest rate data is not released on this day, it shall be based on the latest interest rate data released the day before. If the LIBOR or HIBOR base rate applied for such currency becomes cancelled or is no longer applicable, Party B shall have the right to choose an alternative interest rate standard approved in the market or both parties may negotiate a new standard that both parties agree to.

5.2.2 The first interest rate adjustment date is the day after the expiry of the period starting from the initial drawdown date till the end of the first interest rate fluctuation range (which means the date corresponding to the initial drawdown date during the first month of the foreign currency interest rate floating period; if there is no such a corresponding date available, the corresponding date shall be the last day of the month, the same applies below); the adjustment date for the remaining interest rate shall be the next day after the expiry of the period from last interest rate adjustment day till the expiry of next interest rate floating range, and so on. The interest rate of the foreign currency loan determined on the interest rate adjustment day shall be applicable from that day; interest is charged in different periods; all the periods mentioned above shall include the days mentioned.

5.3 If the loan under the contract is in RMB, please refer to the table of content of the contract for RMB interest rate adjustment information. If the loan is on flexible interest rate, the interest shall be charged at the interest rate for RMB after the adjustment starting from the date the interest rate is adjusted and also interest is charged for different periods.

5.4 If the loan interest for RMB/foreign currency changes, the corresponding overdue interest rate, misappropriation interest under the contract shall also automatically change accordingly and start taking effect at the same time as the adjusted interest rate for RMB/foreign currency and it shall be charged at different periods.

5.5 Interest rate adjusted according to Article 5.2, 5.3 and 5.4 doesn’t need separate agreement from both parties. Neither party shall need to advise the other party or obtain approval from another party, nor do they need to advise the guarantor or obtain guarantor’s approval.

5.6 For the interest calculation and settlement cycles under this contract please refer to the table of content of the contract.

5.6.1 Unless the clearance of principal and interest at the same time is selected, the date that the loan fund is transferred to the RMB account (applicable for loans in RMB, please refer to the table of content of the contract for details, and same applies below) for receiving the fund opened by the borrower with the lender’s bank or the special account for domestic and foreign loans (applicable for loans in foreign currencies, please refer to the table of content of the contract for details, and same applies below) will be the drawdown date under this contract; the loans under this contract shall start being charged interest as of the date of drawdown. The interest period shall start from the drawdown date or the next day following the previous interest settlement date till the interest settlement date or the last principal repayment date. All the dates mentioned herein include the starting dates and ending dates. Party A shall pay the interest generated during the interest period on each interest settlement date to Party B as well as the principal matured on the settlement date (if applicable).

5.6.2 The interest period for each loan under this contract shall be charged according to the actual number of calendar days and the number of days for a year is detailed in the table of content of the contract. If the LIBOR or HIBOR base rate applied for such currency becomes cancelled or is no longer applicable, Party B shall have the right to choose an alternative interest rate standard approved in the market or both parties may negotiate a new standard that both parties agree to. For loans in foreign currencies, the number of days for previous year shall be determined in accordance with the loan interest rate standard selected then.

5.7 For the principal due (unless otherwise agreed, it should include principal matured early or extended) but still unpaid by Party B to Party A, it shall be charged overdue penalty specified for RMB or for foreign currencies starting from the date it becomes overdue (including the same day) until Party A pays off all the principal and interest of the loan; if Party A is unable to pay the “interest, overdue penalty and compound interest agreed herein”, compound interest shall be charged on the settlement date or the date corresponding to the settlement date according to the overdue interest rate for RMB or for foreign currencies; each “interest, overdue penalty, and compound interest” mentioned above that is not paid in time shall be added up month by month according to the actual number of days overdue.

5.8 If Party A fails to use the loan fund for the agreed purpose, it shall be charged misappropriation interest penalty for the defaulting amount of loan in RMB or in a foreign currency starting from the defaulting date (including the defaulting day) till the default is ended (including the ending day); if Party A fails to pay the “misappropriation penalty and the compound interest charged herein” in time, compound interest will be charged according to the monthly misappropriation interest rate on the settlement date or the date corresponding to the settlement date; each “interest, overdue penalty, and compound interest” mentioned above that is not paid in time shall be added up month by month according to the actual number of days overdue. Party B may also hold Party A liable for breach of contract and has the right to unilaterally announce all or part of the unmatured loans due immediately without Party A’s consent.

5.9 If the same loan is overdue and misappropriated at the same time, the harsher interest rate shall apply.

5.10 If the loan interest rate determined at the time of the contract signing is reduced along with the adjustment of benchmark interest rate, Party B shall have the right to reassess the discount provided to Party A and independently determine whether to cancel all or part of the discounts and benefits provided to Party A according to national policies, Party A’s credit rating and security for the loan and notify the decision to Party A in a timely manner.

Article 6 Drawdown and release of the loan

6.1 After this contract takes effect, for each drawdown application, Party A shall give at least three working days’ notice when applying to Party B for the drawdown as required by Party B (please refer to Appendix 6 for the format of the application); with Party B’s approval, the approved loan will be released to Party A’s loan account for RMB or special account for domestic and overseas foreign currencies. The method for withdrawing the loan under this contract by Party A is agreed in the table of content of the contract.

6.2 When withdrawing any of the loans, Party A must meet with all of the following conditions, otherwise Party B shall have the right to decline Party A’s withdrawal and have the right to announce early maturity of all or part of the loans under this contract. Party B shall have the right but is not obliged to release the loan even though not all of the conditions are met, which shall not be interpreted as Party B’s performance failure:

6.2.1 Party A has provided all the documents as required by Party B, including but not limited to the following documents:

6.2.1.1 Party A’s latest lawful and valid business license, business certification, articles of associations, organizational documents, partnership agreement, documents and photocopy of identity cards to prove the identification and authority of Party A’s legal representative/executive partners or authorized representative; and Party A must make sure all the documents and information it provides to Party B are continuous, genuine, complete, accurate and valid and has not missed out of concealed any important information.

6.2.1.2 The list and signature samples of Party A’s director or executive partner or its authorized representative and senior managers or charge person under this contract.

6.2.1.3 Verifications of board meeting/shareholder’s meeting’s resolution or partnership meeting’s resolution or other valid resolutions/decisions, and relevant permit, approval, registration, and records (if applicable) to authorize relevant people to sign this contract and other related documents.

6.2.1.4 The drawdown application effectively signed by Party A.

6.2.1.5 For each loan paid independently, after withdrawal of each loan, it shall provide a statement to prove the use of previous loan paid independently.

6.2.1.6 Other documents required by Party B.

6.2.2 Party A has completed required administrative permit, approval, registration and other legal procedures related to the loans under this contract in accordance with laws, regulations, rules and policies.

6.2.3 Required guarantee document for the loans under this contract has taken effect and pledgee’s right/mortgagee’s right/other collaterals have been properly set up.

6.2.4 There hasn’t been any defaulting event, or even if there is a breach, it has been resolved in a way that Party B is satisfied with or it has obtained Party B’s exemption.

6.2.5 All commitment, statement and representation made by Party A under this contract are truthful, accurate and valid.

6.2.6 Up till the drawdown, Party A has continuous and lawful existence and its financial condition and business operation are sound and remain the same as when the contract is signed and there hasn’t been any major negative change since then.

6.2.7 Party B has a loan line available at the time of Party A’s drawdown application.

6.2.8 Required mandatory notarial procedures have been completed if both parties opt for mandatory notary.

Article 7 Payment of the loan

7.1 Please refer to the table of content of the contract for detailed payment method for the loan funds provided by Party B to Party A, and the details are as follows:

7.1.1 Authorized payment, this means Party A provides Payment Application Form and Business Agreement to Party B as required in Appendix 3 of this contract; after Party B’s review and approval, Party B will transfer required loan funds to designated party for the purposes agreed in the contract via Party A’s RMB account or special account for domestic and overseas foreign currency according to Party A’s application and authorization request.

7.1.2 Independent payment: this means Party A provides Payment Application Form and Business Agreement to Party B as required in Appendix 3 of this contract; after Party B’s review and approval, Party B will transfer required loan funds to Party A’s RMB account or special account for domestic and overseas foreign currency according to Party A’s application and authorization request, and Party A will pay to designated party for the purposes agreed in the contract.

If the “independent payment” method is chosen, Party A shall regularly report the record and information about the use of the loan fund; plus if Party B requires additional information, Party A shall separately provide additional record and information about the use of the loan fund as required by Party B. If both parties agree with other type of supervision method, Party A shall also comply with Party B’s other supervisory requirements.

7.2 During the loan payment process, if Party A’s credit rating drops, its business profitability weakens, or there is sign of abnormal loan fund use, Party B shall have the right to reduce the amount applicable for authorized payment; it shall also have the right to suspend the release and payment of loan fund. Under such circumstance, Party B shall notify Party A to meet with additional release and payment conditions. Any delay in payment arising thereof shall be under Party A’s sole liability and Party B shall not be held liable in any way.

7.3 During the loan fund payment process, if Party B thinks Party A is not eligible for the application after reviewing Party A’s application form and supporting documents, it shall have the right to request Party A to make certain adjustments or decline Party A’s application. Any delay arising thereof shall be under Party A’s sole liability and Party B shall not be held liable in any way.

Article 8 Repayment of the loan fund

8.1 Please refer to the table of content of the contract for the agreement on Party A’s repayment of the principal.

8.2 Under this contract, Party A shall designate or open a repayment fund supervision account and make one or multiple deposits of recovery fund as required by Party B. This repayment fund supervision account will be used for withdrawal of fund in order to repay the loan under this contract. Party A needs to provide a statement of transaction to Party B as required. Party A shall not dispose or use the fund in this account without Party B’s approval; Party B shall have the right to deduct money in this account directly for Party A to use the deducted money to pay back/pay towards the principal of the loan as well as the interests, penalties, compound interests, fines, compensation for losses, and cost arising from realizing creditor’s rights and guaranteed rights (including but not limited to the property storage cost, cost for disposing of guaranteed property, legal cost, execution fee, preservation fee, security preservation cost, arbitration cost, notarial cost, verification cost, evaluation cost, auction cost, delivery fee, announcement fee, escrow fee, lawyer’s fee, travel cost, doubled interest as a result of delayed performance of effective legal documents, and any other reasonable cost, which are collectively referred to as “principal and interest of the loan and other payables”). To avoid any disagreement, Party A is fully aware and understands that above mentioned costs are collectively referred to as principal and interest of the loan and other payables”, which are all the liabilities under this contract as well as the main debtor’s rights/main debts guaranteed under the contract. If Party B requires, Party A shall sign separate account supervision agreement with Party B.

8.3 If the actual initial drawdown date under this contract is inconsistent with the agreed drawdown date, the expiry date for the loan shall be determined in the following way:

8.3.1 If Party A has chosen one lump sum of repayment of principal and interest, the expiry date shall be adjusted automatically according to the loan period and the actual initial drawdown date agreed in the table of content of the contract;

8.3.2 If Party A has chosen repayment of principal and interest in instalments, the expiry date shall be adjusted automatically according to the loan period and the actual initial drawdown date agreed in the table of content of the contract; the dates for the other instalments will not change along with the initial drawdown date, instead they shall be paid back on the dates and amounts for each instalment listed in Appendix 2.

8.4 If the principal repayment date lands on a statutory holiday, it shall be extended to the next working day, and the calculation of interest shall also be charged till the postponed principal repayment date according to the loan interest rate for RMB/foreign currencies. If the interest settlement date is a statutory holiday, the interest shall continue to be charged till the settlement date and be paid in full on the same day. If the principal and interest are still not paid in time after the extension, overdue penalty and compound interest will be charged starting from the final overdue date (including the day).

8.5 Party A must make sure that it has sufficient balance in the account (please refer to the agreement in the table of content of the contract) on the principal repayment date or interest settlement date for Party B to deduct. If Party B is unable to deduct the full payment due to insufficient fund in Party A’s account, which causes the payment to become overdue, Party A shall be liable to pay the overdue penalty and compound interest as agreed in article 5.7 of this contract from the next day after the principal repayment date (including the day).

8.6 If Party A has insufficient fund in its account to pay back the principal, interest and any other payables, Party B shall have the right to take deductions from any other accounts opened with any offices of China Minsheng Banking Corp. Ltd. (hereinafter referred to as “Minsheng Bank”), any and all interest loss, exchange rate loss and other losses shall be under the sole account of Party A provided that Party B notify Party A of such deductions; if the deductions are still unable to pay off all the debts, Party A shall continue its obligation to pay back the debts and take responsibility of extra losses arising thereof. When Party B are making deductions from Party A’s accounts and the currency in those accounts are different from the currency of the debt, they shall be converted into RMB according to the exchange rate determined by Party B system and existing practice.

8.7 Early payment by Party A shall only be available when there is no overdue loan payment under this contract, and Party A shall apply to Party B in writing at least 10 business days in advance. After receiving Party A’s application for early payment, Party B can respond according to the agreement in the table of content of the contract.

If Party B approves Party A’s early repayment application and charges penalty for early repayment, apart from the loan interest charged at the interest rate agreed in the contract, Party B shall also have the right to charge penalty against Party A at the following standards:

Penalty for early repayment =amount of fund paid back early x(the loan term agreed in the contract – actual term of the loan）x daily penalty proportion (please refer to the agreement in the table of content of the contract).

8.8 If Party A thinks an extension is necessary, it shall submit an extension application form at least 30 days prior to the expiry date of the contract to Party B for Party B’s review and approval, after which both parties shall sign loan term extension agreement separately. If Party B disapproves the extension, Party A must pay back the entire loan in full at the date agreed in the contract.

8.9 Party A confirms hereby that if Party A is unable to pay back the interest within prescribed time frame, and no interest, penalty, compound interest or fines are charged for such extension (provided that Party A continues to pay interest in time during the extension), Party A confirms that Party B may unilaterally decide to extend the term for interest payment without Party A or its guarantor’s consent. However Party A must coordinate with the interest extension process, including but not limited to signing separate extension agreement.

Article 9 Guarantee

9.1 In order to make sure all the loans under this contract are paid back, Party A and Party B shall agree on one or multiple guarantees as agreed in the table of content of the contract.

9.2 If the contract is equivalent to the Comprehensive Credit Line Contract and/or its amendment/specific business contract under the supplement agreement, then the one or multiple maximum guarantees agreed in the table of content of the contract shall also be used for securing repayment of Party A’s loans.

Article 10 Party A’s statement, representation, rights and obligations

10.1 Party A is a legally established legal entity or other type of entity with continuous and valid existence; it has full civil right and capacity to enter this contract and has acquired all the required permit, approval, registration and records to enter this contract.

10.2 Party A enters this contract on free will and guarantees that all the procedures and formalities required for entering this contract are complete and valid. Party A’s conclusion of this contract and its performance of all the obligations under this contract will not: (1) be against its own existing articles of association or its internal policies; (2) be against any commitments, agreements or contracts or other documents that are binding on it; (3) be against any judgments, awards, rulings, or decisions or requirements reached by government authorities; (4) be against any laws, regulations or rules.

10.3 When this contract is being entered, there hasn’t been any lawsuits, arbitrations, administrative proceedings, judicial or government actions, or any other potential major disputes against Party A or related to Party A, which may have major negative influence on Party A’s performance of this contract.

10.4 All the borrowings under this contract have complied with the laws and regulations in the applicable countries (regions) as well as Party B’s requirements. The loans in foreign currency borrowed by Party A shall be used in accordance with China’s foreign currency administration requirements.

10.5 There haven’t been major debts or contingent liabilities that Party A hasn’t disclosed to Party B.

10.6 Party A guarantees that all the documents and information provided to Party B are genuine, complete and valid and Party A hasn’t missed out or concealed any important facts.

10.7 Party A guarantees that it will use the loan funds in accordance with the purposes agreed in the contract and comply with the laws and regulations; and each use of loan fund by Party A shall be consistent with the descriptions recorded in the Payment Application Form; and Party A promises not to misappropriate the loan funds and will not use the loan funds on fixed assets and equity investment and will not use the loan funds in the production, business and purposes forbidden by the country.

10.8 Party A accepts Party B’s investigation, inspection and monitoring of the loan funds under the contract; Party A shall actively work with Party B with its inspection on the loan payment management, post-loan management and other checks, and provide all the documents and information required by Party B.

10.9 Party A will actively assist Party B with the investigation, inspection and monitoring of its production, construction, operation and financial conditions and will provide copies of balance sheet, income statement, cashflow statement and other financial statements to Party B.

10.10 If any events that may cause substantial risk occur to Party A (including but not limited to the events agreed in Article 10.3), it shall notify Party B in writing immediately.

10.11 If Party A carries out or may carry out merger, acquisition, consolidation, division or any type of asset restructuring/reconstruction, or subcontracting or lease activities that may change the company’s business rights in any way, or conducts shareholding reconstruction, business suspension for improvement, dissolution, or bankruptcy that may change the company’s organizational structure, business running method or legal status, or sells, transfers or disposes of its major assets or equity in any other way or there is changes in its essential investment, or it provides guarantee, pledge/mortgage for any third party’s debts, or Party A may incur any events that may cause Party A’s financial status to deteriorate, or may cause major dispute, legal action, arbitration or administrative penalty that may endanger its own normal business course or significantly affects or impair or make it lose capacity to repay the loans, it shall notify Party B by giving it 30 days’ notice and apply for Party B’s written consent, otherwise it shall not proceed with aforementioned activities.

10.12 Within the term of the contract, if Party A changes the residence address, name or Party A’s legal representative and other senior managers change, it shall notify Party B in writing within 7 days after such change takes place.

10.13 If there is guarantee in place and the guarantor breaches its obligation or commitment agreed in the guarantee contract, or loses its capacity to provide guarantee, or the property under the guarantee becomes damaged or its value significantly drops, Party A shall promptly provide new guarantee up to Party B’s satisfaction or pay off all the loans under this contract in advance as required by Party B.

10.14 If Party A needs to transfer all or part of its debts under this contract to a third party, it shall notify Party B in writing for its written consent in advance, and no transfer shall occur if Party B disagrees or didn’t offer an opinion at all.

10.15 Party A guarantees that it has good credit standing and business is going well; Party A’s other borrowing activities haven’t changed and it doesn’t have any adverse records.

10.16 Party A guarantees that once both parties sign the account use agreement or supervision agreement, they need to strictly abide by the signed agreement.

10.17 If Party A is a listed company or a subordinate company or associated company of a listed company, it guarantees that it will comply with the disclosure obligation according to the laws, regulations, policies, regulative documents or supervisory requirements.

10.18 If this contract is suitable for online trading, then the following applies:

10.18.1 Party A shall specify the positions and permissions for relevant operators according to the regulative document and store the passwords safely; if the UKey and password become missing, leaked or stolen, it shall report the loss immediately and apply to Party B to deregister the certificates or apply for resuming the service and get a new UKey. Any and all losses arising from password loss of leaking will be solely under Party A’s account; for other losses, Party A shall be liable for compensation and Party B shall not be held liable in any way.

10.18.2 Any potential legal liabilities and obligations arising from transactions on Party B’s online platform by using Party A’s own UKey and password shall be under Party A’s sole accountability. Any and all use of Party A’s user name, password and UKey shall be deemed as actions by Party A itself, and any electronic records arising thereof shall be used as valid evidence for Party A’s own liabilities and obligations. Party A undertakes that it will not refuse to take legal responsibilities on the grounds that its operators do not have the permission to initiate or carry out such transactions.

10.18.3 Party A must follow Party B’s online operating instructions/manual and use the online system correctly; any losses arising from maloperation shall be under Party A’s sole accountability; if due to any malicious purpose its action causes any losses to Party B or related parties, Party A shall be liable for compensation.

10.18.4 During the process of using Party B’s online platform, Party A shall not send any messages that are not business related or are harmful or may be breaching laws and regulations, any risk, loss and legal liability arising thereof shall be under Party A’s sole accountability; if any losses are caused to Party B, Party A shall be liable for compensation.

10.18.5 Party A shall not disclose any information related to the technology, operation of Party B’s online system, institutional documents and other electronic or paper copy documents and information to any third parties; except authorized by laws and regulations, Party A shall not disclose any information it has obtained from Party B’s online platform.

10.18.6 Party A must make sure that all the photocopies related to its business provided to Party B are truthful and accurate. If such photocopies are inconsistent with the original copies, any risk, losses and legal liabilities arising thereof shall be under Party A’s sole accountability; if any losses are caused to Party B, Party A shall be liable for compensation.

10.19 Party A undertakes to comply with the agreement made in the “Major Environment and Social Risk Management” clause under Appendix 5 of this contract (if applicable).

10.20 Any borrowing occurred under this contract, as long as they meet the purposes agreed in the contract, can be used by Party A for refinancing and the newly incurred loan can be included in the credit line; Party A shall make sure that its guarantor (including the old guarantor and the new guarantor, the same applies below) will continue to perform the guarantee obligation agreed in the guarantee contract; if the guarantor disagrees to provide guarantee, Party B shall have the right to demand immediate repayment from Party A and it shall also have the right to ask Party A to provide new guarantee as required by Party B.

10.21 Unless agreed otherwise, Party A confirms by signing this contract, it shall be deemed that it agrees that Party B has the right to assign all or part of the creditor’s right under this contract to a third party. When Party B is assigning the creditor’s right, it shall not be required to notify Party A or ask for Party A’s consent. After the assignment, Party A shall continue to perform the obligation to pay back all or part of the creditor’s rights (where the principal creditor’s right is assigned in full, the principal creditor’s right after the assignment and the subsequent newly added creditor’s rights under the contract shall continue to be liable for repayment; where the principal creditor’s right is assigned in part, Party B’s remaining creditor’s right after the assignment and the subsequent newly added creditor’s rights under the contract as well as part of the principal creditor’s right to which the assignee is assigned to shall continue to be liable for repayment), and make sure the guarantor also complies with the requirement under this article.

10.22 Party A’s rights and obligations agreed in this contract, and the rights and obligations agreed in the Comprehensive Credit Line Contract and its modification/supplementary agreement that are applicable for Party A.

Article 11 Party B’s statement, representation, rights and obligations

11.1 Party B undertakes that the signing of this contract has obtained valid authorization.

11.2 Party B shall store all the information regarding Party A’s debts, finance, production and business safely and keep the information confidential; it shall not disclose such information to any irrelevant parties without Party A’s consent, except the following:

11.2.1 Disclosure made in accordance with the laws, regulations or requirements of competent authorities or the stock exchange center where Party B is listed.

11.2.2 When Party B assigns its creditor’s rights under the contract to a third party, or it is agreed that the third party shall manage the creditor’s rights hereunder in trust, or there are other forms of asset securitization arrangements, Party B shall disclose such information to the third party and also relevant parties according to the laws, regulations and rules.

11.3 Within the term of this contract, if Party A changes its address, it shall issue public notice of such change of address promptly.

11.4 Party A agrees that Party B may assign all or part of the creditor’s rights under this contract to a third party when necessary.

11.5 Party A agrees that its payment and deductions (including any other payments acquired by Party B under this contract) shall be used to repay the debts in the following order:

(1) expenses for the realization of creditor’s rights and security rights; (2) compensation for losses and damages; (3) penalty for breach of contract; (4) compound interest; (5) interest fine; (6) interests; (7) principal.

11.6 Party B has the right to monitor and review the use of loans under this contract, to access Party A’s business activities, providence of guarantee and debt disputes information; Party B shall have the right to regularly monitor and reassess the collaterals and guarantors’ ability to provide guarantee; if the collateral or the guarantor’s guarantee capacity reduces, Party B shall have the right to request Party A to provide additional guarantee.

11.7 For the account opened by Party A for loans in RMB/special account for domestic and overseas foreign currencies and account for loan repayment under this contract, Party B shall not sell important blank receipts and shall not make general deposits or withdrawals; unless Party B’s consent has been acquired, Party A shall not activate corporate internet banking.

11.8 Party B shall have the right to recover the loans in advance according to Party A’s withdrawal of fund conditions.

11.9 Party B has the right to participate in Party A’s large financing, asset sale, merger, division, shareholding system reform, bankruptcy and liquidation activities.

11.10 Party A confirms that if Party A breaches the contract or there are events that may impair its ability to pay back the loan, or there are events that harm or may harm Party B’s legitimate rights and interests, Party B shall have the right to take one of more of the following actions:

11.10.1 To monitor any of the accounts opened by Party A at Minsheng banking system and it is up to Party B’s discretion to decide whether a monitoring agreement needs to be signed; without Party B’s consent, Party A shall not use the funds in the monitored account unless Party A has taken remedial measures to correct aforementioned actions or it agrees to take responsibility for the breaches till the monitoring is removed. If Party A is unable to resolve the issue within 15 days after occurrence of aforesaid events or within the time frame provided by Party B, Party B shall have the right to request Party A to pay back the loans in advance or request implementation of the guarantee provided by Party A. if any losses occurs to Party A due to Party B’s monitoring of relevant accounts, Party B shall not be held accountable.

11.10.2 Any accounts opened by Party A in all branches of Minsheng banking system shall be set up as bond account and the funds in the account shall be bond. After Party B has notified Party A, any and all funds coming in and out of this account shall all be deemed as bond. Party A shall not use the funds in the bond account without Party B’s consent. Party B has the right to directly deduct the funds from the account to be used to pay back the interest of Party A’s loans and other payables. Any deduction by Party B or use by Party A with Party B’s consent shall be for the return and deduction of bond and shall not be used for purposes unrelated to the bond. If Party B requires, both parties shall sign a bond pledge contract separately. When Party B makes deduction from the aforesaid bond account, if the currency in the account is different from the currency of the creditor’s right, it shall be converted into RMB at the exchange rate applicable to Party B, relevant regulation and acceptable method.

11.11 If this contract applies to online trading, the following shall apply:

11.11.1 In order to continuously improve the operation of Party B’s online platform, improve the safety and reliability of the information system, and guarantee easier operation, Party B has the right to maintain, upgrade and reform the information system.

11.11.2 If Party B’s online platform fails to correctly follow Party A’s electronic instructions due to following circumstances, Party B shall not be held accountable:

11.11.2.1 Party A fails to operate the system correctly;

11.11.2.2 The electronic instructions received by Party B are unclear, incomplete or unidentifiable;

11.11.2.3 Other circumstances that are not Party B’s fault.

11.11.3 Exemption and restrictions of Party B’s liability

11.11.3.1 When Party A is using Party B’s online platform, if there is error in the data message or there is error to Party A’s instructions when identifying or executing Party A’s instructions, which is not caused by Party B’s fault, Party B shall not be held liable for any causes or other adverse consequences as a result of such error; however Party B can provide necessary assistance to Party A to address the issue.

11.11.3.2 In the event of force majeure events (including but not limited to war, natural disaster, power supply outage, fire, and earthquake), accidents, or other events that are beyond Party B’s control, which causes Party B to be unable to perform its obligations under the contract and this results in losses to Party A, Party B may not be held liable for such losses and damages or may take partial liability to the losses and damages in accordance with the severity of the force majeure event and the laws and regulations.

11.11.3.3 If Party B makes mistake in identifying or executing Party A’s legal and valid instructions, Party A must notify Party B in writing within 3 working days after having knowledge of such mistake and take necessary measures to prevent further losses; Party B shall investigate the issue as soon as possible and take remedial measures to the reasonable extent; if direct losses and damages are caused to Party A due to Party B’s mistake, Party B shall offer compensation according to relevant regulation; however for any and all indirect loss, performance interests, consequential damage, non-property-related damages, unforeseeable losses at the time of the mistake made by Party B, or further loss caused as a result of Party A’s failing to notify in time or failure to make timely remedies, Party B shall not be held liable.

11.12 Party B’s other rights and obligations agreed in this contract.

Article 12 Breach of contract

12.1 If Party A breaches the statement, representation or commitment, or violates the obligations agreed in the contract, of any of the following occurs, it shall be deemed as breach of contract:

12.1.1 Due to Party A or its guarantor’s reason, Party A fails to complete the necessary procedures for concluding this contract or guarantee procedures required in the guarantee contract(including change of guarantee), such breach lasted for 30 days or over beyond the drawdown date agreed in the contract (including statutory public holidays and days off work), Party B shall be entitled to charge a penalty up to 30% of the total loan under this contract.

12.1.2 Party A fails to complete drawdown procedure at Party B’s office at the date and time agreed in the contract, and such breach lasted for 30 days or over beyond the drawdown date agreed in the contract (including statutory public holidays and days off work), Party B shall be entitled to charge penalty at the overdue interest rate agreed in the contract according to the amount outstanding but not withdrawn and the actual number of days that have become overdue (except that Party A is a micro business or payment of penalty is against laws, regulations and relevant supervisory rules).

12.1.3 Party A fails to repay the amount due within the time frame agreed herein.

12.1.4 Party A provides balance sheet and income statement that contains false information or conceals important facts, or refuses to accept Party B’s monitoring of the use of loans and Party B’s production, business, and financial activities; or there is major untrue information in any of the statement made under the contract, and the statement contains untrue, incomplete or misleading information.

12.1.5 Party A expressly confirms or indicates with its own action that it’s not going to perform any of its obligations specified in the contract or made in its statement or its guarantor breaches any obligations under the guarantee contract.

12.1.6 Party A breaches any of the commitments, representations or statements it made in this contract, or breaches any other agreement it signed with Party B, or unilaterally makes commitment or representation in the contract or agreement it signed with another party; breaches any other liabilities or its other liabilities have been declared or may be declared due earlier by another creditor.

12.1.7 Party A fails to use the loan funds for the purposes agreed under the contract or fails to pay for the loan fund as agreed in the contract.

12.1.8 Any change of the guarantee hereunder that will not be beneficial to Party B’s creditor’s rights, including but not limited to the guarantee contract or other guarantee method’s failing to take effect or becoming invalid or being declared to be revoked; or the guarantor loses all or partial guarantee capacity or expressly refuses to perform its guarantee obligation; or the guarantor breaches the guarantee contract or breaches any of the obligations or commitments it made in the guarantee contract or any other agreements; or the properties under the pledge, mortgage or guarantee becomes damaged, lost, or reduced in value and Party A fails to provide new guarantee as required by Party B.

12.1.9 Major changes occur to Party A’s financial conditions or its financial condition breaks the financial targets agreed in appendix 4 under this contract (if applicable).

12.1.10 Party A breaks the whole into parts for the purpose of avoiding authorized payment requirements required by the drawdown.

12.1.11 The RMB loan account or special account for domestic and overseas foreign currencies for the loan and repayment account becomes frozen or deducted by relevant competent authorities and the issue isn’t resolved within 5 days, or Party A is involved in any legal actions, arbitrations, executions, administrative penalties and judicial proceedings, which may impair Party A’s performance of this contract.

12.1.12 Any other major changes and Party A hasn’t taken remedies within the time frame required by Party B.

12.1.13 Any of the breaches by Party A agreed in appendix 5 under this contract.

12.1.14 Party A breaches this contract or Comprehensive Credit Line Contract or its equivalent and/or its amendment/specific business contract under the supplement agreement, which greatly impairs its ability to pay back the loans or significantly violates Party B’s rights and interests.

12.2 If any of breach by Party A occurs, apart from the rights agreed in this contract, Party B shall also have the right to take following actions:

12.2.1 Request Party A to provide additional guarantee.

12.2.2 Declare immediate maturity of all or part of the loans under this contract.

12.2.3 Stop releasing unreleased loans.

12.2.4 Exercise of security rights.

12.2.5 Request co-debtors to take joint and several repayment liability (if applicable).

12.2.6 Unilaterally terminate this contract.

12.2.7 Request Party A to pay the penalties agreed in the table of content of the contract.

12.2.8 Exercise the right of recourse in accordance with this contract.

12.3 If due to Party A’s breaches and Party B has to lodge a legal complaint/arbitration to realize its creditor’s rights, Party A shall pay for any and all costs and fees arising from realization of creditor’s rights and security rights incurred to Party B.

Article 13 Effect of this contract

13.1 If this contract is entered offline, this contract will enter into force after being signed and affixed stamp for the company or the special stamp for contracts by Party A and Party B’s legal representative/authorized charge person or agents.

13.2 If this contract is entered online, this contract shall enter into force after being signed electronically by Party A and Party B. Any confirmation by Party A using electronic channels (including but not limited to digital certificate, password, ticking in the box, clicking, and signature on Party B’s electronic devices) provided by Party B shall be deemed as reliable electronic signature specified in article 13 of Law on Electronic Signature of People’s Republic of China. Any and all electronic data under this contract (for example all online applications (if applicable) and borrowing verifications) shall take effect after being signed electronically by Party A.

Article 14 Modification and termination of the contract

After this contract enters into force, neither Party A nor Party B shall modify or terminate this contract early without authorization. If it is necessary to modify or terminate this contract, both parties shall negotiate and reach a written agreement. If the changes affect the guarantee, Party A shall notify its guarantor in a timely manner and reach a written agreement regarding the modification or termination of the guarantee contract.

Article 15 Mandatory notarization

If both parties agree to require mandatory notarization to make this contract enforceable, the following shall apply:

15.1 Both parties confirm that they have fully understood and have no objection about the meaning, content, procedure, effect, and legal consequences of mandatory notarization required by laws and regulations. After thorough and careful consideration, both parties agree to carry out the mandatory notarization process within 5 working days after this contract is signed. The notarization cost shall be determined by both parties in accordance with the laws and regulations.

15.2 Both parties have no objections about the obligations agreed in this contract. If Party A fails to perform all of part of the obligations under the contract, the creditor shall have the right to apply to local People’s Court with jurisdiction for enforcement by presenting the notarized enforceable and valid contract and the enforcement letter, and Party A voluntarily accepts the enforcement and voluntarily and unconditionally waive the right to defense. If Party A’s assistance is required to complete the notarial process, Party A shall provide active assistance. If Party A fails to cooperation, it shall be deemed as Party A accepts the amount of creditor’s right unilaterally submitted by Party B to the notary office by default, and Party A fully accepts the legal consequences of the enforcement letter submitted by Party B to the notary office for the purpose of claiming the creditor’s rights.

15.3 Party A confirms that the scope of enforceable debts shall at least include all of Party A’s debts agreed in Article 8.2 of this contract.

                 ☒                  .

Article 16 Application of law and dispute resolution

16.1 The conclusion and performance of this contract shall be governed by the law of the People’s Republic of China, excluding the laws of Hong Kong SAR, Macau SAR and Taiwan regions.

16.2 Any disputes regarding this contract between Party A and Party B shall be resolved in the way agreed in the table of content of the contract. If it’s not agreed in the table of content of the contract, the dispute may be lodged with local People’s Court with jurisdiction at Party B’s place for a ruling. If arbitration is chosen, the dispute will be awarded in accordance with arbitration rules that are applicable at the time of the arbitration application. The arbitration award shall be final and binding on both parties.

Article 17 Notifications and delivery

17.1 For the purpose of conclusion, performance of this contract and protecting the legitimate rights and interests of both parties, all the notifications or written communications delivered by the sender to the receiver, including but not limited to (1) all notices and agreements for the purpose of conclusion, performance of this contract, collection notices, creditor’s right assignment notices; and (2) first instance, second instance, and enforcement of relevant documents, legal files and any other documents and notices after the arbitration, preservation, or civil litigation process regarding the disputes under the contract, must be served in one or more of the following methods including registered mail, courier, notary service, and electronic service (including but not limited to fax, email, WeChat, text message, phone call and recordings) or any other agreed form to the address listed on the first page of the contract or any other address changed and notified by each party.

17.2 If delivered by registered mail (postage paid), aforementioned documents or notices shall be deemed as served and received on the 4th day after delivery; if delivered by fax, it shall be deemed as served and received on the date indicated by the receipt of delivery; if delivered in other electronic forms, it shall be deemed as served and received on the date it is delivered successfully or after the phone call is finished; if delivered by courier (postage paid), it shall be deemed as served and received on the date the documents or notices are delivered to the receiver’s address; if delivered by notary service, it shall be deemed as served and received on the date when two or more notary officers serve the aforementioned documents or notices to the receiver’s address. However, if the aforementioned service date is inconsistent with the actual date the documents and notices are signed and received, the earlier date shall apply.

17.3 If either party’s contact details change, it shall notify the other party in writing as agreed herein within 5 days after such change. If either party’s address changes during the process of arbitration or legal proceedings, it shall be obliged to serve notice of change of address to the court or arbitration center. If the obligation of serving the notice of change of address has been fulfilled, the new address shall be regarded as the effective address for service. If either party breaches the aforementioned agreement, unless the law requires otherwise, the party changing the address shall be liable for any losses caused thereof.

17.4 If neither party fulfills the obligation of serving the notice of change of address as agreed above, the addresses listed in the contract shall still be deemed as addresses for service; if the notices are not received by the receiver, arbitration center, court, relevant parties or designated recipient as a result of incorrect service address or failing to notify the new address to the receiver, arbitration center, court, relevant parties or designated recipient after change of address, the date the documents and notices are delivered but returned shall be deemed as the date they have been properly delivered; if delivered in person (including but not limited to courier and notary service), the date the delivery is noticed by the delivery person on the receipt or the date the documents and notices are left at the service address shall be deemed as the date the documents are properly delivered.

Article 18 Bylaws

18.1 This contract is a detailed contract equivalent to the Comprehensive Credit Line Contract and/or its amendment/supplement agreement.

18.2 This contract is comprised of the table of content of the contract, body of the contract and appendix, all of which are an integral part of this contract. The table of content and the appendix shall have the same force as the body of this contract.

18.3 The headlines of this contract are for reference only and shall not affect the meaning or interpretation of the article under this contract.

18.4 The written forms agreed under this contract shall include digital and electronic copies and paper copies.

18.5 Each copy of this contract shall have the same legal force.

18.6 Party A is fully aware and has fully understood the content of the articles contained herein and has no objection to any of the articles herein. In entering this contract, Party B has indicated the mitigation or exempting Party B’s responsibilities under this contract to Party A in bold font and has also provided detailed explanation regarding such article and other articles under the contract to Party A, and Party A has fully and accurately understood the legal meaning of such terms and articles.

18.7 For the purpose of conclusion and performance of this contract and other legal purposes, and for the purpose of understanding Party A’s credit rating and business changes during the performance of this contract:

18.7.1 Party A hereby irrevocably authorizes Party B to: in accordance with relevant laws, regulations or regulative documents or the requirements of financial regulatory authorities, provide Party A’s basic information and the credit information under this contract (including but not limited to contract information, business activities, transactions and other information), credit information and bad records (which refers to following information that may cause negative effect on Party A’s credit status: including failing to perform obligations under the contract, ruling or judgment made by People’s Court/arbitration award on the performance of obligations and enforcement, administrative penalties, and other bad records indicated by the laws, regulations, and state credit investigation and supervision department) to the credit information database and credit investigation agency established by the state and state authorities (including but not limited to: public security department, procuratorate, court, industrial and commercial department, tax department, social security department, land resource department, real property, fixed asset, provident fund, education, medical, and civil administration unit) for relevant bodies to access and use for legal purposes; and also access and inquire information about Party A by accessing credit information database and credit investigation agency established by the state and state authorities, including but not limited to basic information, other credit-related information and credit reports.

18.7.2 Party A hereby irrevocably undertakes that: if Party A fails to perform obligations under the contract or its guarantor fails to perform guarantee obligations as agreed in the guarantee contract (hereinafter referred to “breach by Party A), Party B shall have the right to report Party A’s breach information to the credit reporting agency and banking association and authorizes banking association to share Party A’s breach information between banking and financial institutions and publicize such breach to the public; and Party A voluntarily accepts the collective penalties and right and interest protection measures jointly taken by Party B and other banking and financial institutions including but not limited to: reduce loan amount or stop releasing the loan, stop opening new settlement account, and closing the new credit card issued to Party A’s legal representative/managing partners (authorized representatives).

18.7.3 Signing this contract by Party A shall be deemed as it approves Party B to access information regarding its credit, use and acceptance of authorizations. Detailed authorizations shall be subject to the relevant information and authorization letter signed by Party A.

18.8 The evidentiary force of Party B’s records

Unless there is reliable and definite evidence to prove the contrary, otherwise all the paper or electronic internal records regarding Party B’s principal and interest fees and repayment records, whether signed or unilaterally made or saved by Party B, paper or electronic receipts, documents made or saved by Party B during Party A’s business processes, and paper or electronic records and receipts of loan collection by Party B shall all constitute valid evidence. Party A agrees not to raise any objection because it is made or saved unilaterally by Party B.

Party A is aware and agrees that Party B has the right to store any electronic text, online operating records and traces signed by Party A on Party B’s blockchain electronic storage platform as valid electronic evidences to meet with storage and management needs. Party A agrees that Party B may independently decide whether to allow notary office to notarize the electronic text, online operating records and traces signed by Party A and saved on Party B’s blockchain electronic storage platform in accordance with the notarial procedures. Party A authorizes Party B to provide such electronic text, online operating records and traces signed by Party A to notary office to complete the notarial process.

(Below is left blank）

(This page contains no text. It is a signature page for the Working Capital Loan Contract with the number of GLDZ No. ZX21000000296577 between China Minsheng Banking Corp. Ltd., Wenzhou Branch and Zhejiang Leiya Electronics Co., Ltd.)

Party A: Zhejiang Leiya Electronics Co., Ltd.

Electronic signature:

Date:

Party B: China Minsheng Banking Corp. Ltd., Wenzhou Branch

Electronic signature:

Date:

Appendix 1: Date and amount for each loan drawdown for Party A

Number of times	Date of drawdown	Amount (in words)	Amount (in figures)
1	☒	☒	☒
2
3
4
5
6
7
8
9
10

Appendix 2 Date and amount for each loan repayment by Party A

Number of times	Date of repayment	Amount (in words)	Amount (in figures)
1	☒	☒	☒
2
3
4
5
6
7
8
9
10

Appendix 3 Payment Application Form

No.:

Applicant (authorizing party, Party A): Zhejiang Leiya Electronics Co., Ltd.

Lender (authorized party, Party B): China Minsheng Banking Corp. Ltd., Wenzhou Branch

In accordance with the Working Capital Loan Contract with the number of GLDZ No. ZX21000000296577 between Party A and Party B (hereinafter referred to as the “Loan Contract”), Party B will regulate and review the payment of the loans under the Loan Contract and puts forward following requests for payment against Party A in accordance with the requirements under the Loan Contract:

Currency: RMB

Amount: ________Yuan

Purpose: Purchase of materials

The loan term under the payment application is 364 days, ending on ___________.

(Please insert the purpose of the loan consistent with the information provided).

Party A applies for the payment in the method option 1 listed below:

I. Authorized payment

1. Party A shall provide the business contract signed between Party A and its trading partners and other required documents to Party B; Party A shall make sure such trading contract and other documents are genuine and valid and the amount and authorization in Party A’s payment application shall be consistent with the information agreed in the aforesaid business contracts.

2. Party A hereby unconditionally and irrevocably authorizes Party B to make the payment according to the following details:

S/N	Account name (full name of the payee)	Opening bank	Account number	Amount (in figures)	Remarks
1	Wenzhou Zhongdian Xingxin Smart Technology Co., Ltd.	Bank of Shanghai Co., Ltd., Wenzhou Branch	03303997757	________ fYuan	☒

II. Independent payment

1. Party A undertakes to use the amount of the loan under the application to the purposes agreed in the payment application; Party A shall not change the purposes without authorization; if Party A changes the purpose of the fund, it shall obtain written consent from Party B, otherwise Party A shall be held liable for breach of contract as required in the Loan Contract.

2. Party A hereby unconditionally and irrevocably authorizes Party B to transfer the loan under the payment application to Party A’s following account opened at Party B’s bank:

Account name:     ☒       ;

Account No.:      ☒    ;

Opening bank:     ☒         .

Party A acknowledges that it has provided all the documents related to the payment application as required by Party B, and undertakes that all the aforementioned documents are genuine and valid, otherwise Party A will be liable for breach of contract as agreed in the Loan Contract.

Attached documents:

□	Business contract： ☒ (name and number of the contract).

□	Details regarding previous independent payment.

□	Other documents required by Party B： ☒ .

Appendix 4 Agreed Financial Indicators

Appendix 5 Major Environment and Risk Management Terms

1. For the purpose of the “Major Environment and Risk Management Terms”, following terms shall be interpreted as follows:

“Environment and social risk”: refers to the hazard level and risks that may be caused to the environment and society due to Party A and its associated companies’ construction, production and business activities, including a range of environment and social problems such as energy consumption, pollution, land, health, safety, migrant relocation, ecology protection and climate change.

“Laws on environment and social risk”: refers to existing laws, regulations, regulative documents, supervisory policies and rules that are applicable to this contract and in relation to environment and social risks, including but not limited to the Green Credit Guidelines issued by the former China Banking Regulatory Commission (including any and all supplement, modification or updates after conclusion of this contract).

“Relevant permit”: refers to any authorization and filing of any notices, reports or assessments acquired according to the laws on environment and social risks for the purpose of Party A’s business activities.

2. Party A hereby makes following representation and acknowledgements:

2.1 It has established internal management document and policies that meet with the requirements of environment and social risk regulations, and specified relevant people’s responsibilities, obligations and penalties in details and has developed emergency response and remedial measures to address the environment and social risk related events; and aforesaid management documents and policies have been duly implemented.

2.2 There has been no substantial legal action, arbitration case or other legal proceedings pending in related to such environment and social risks.

2.3 Other    ☒    .

3. Party A hereby undertakes to:

3.1 Comply with regulations on environment and social risks.

3.2 Acquire and retain relevant permits and take appropriate measures to meet with any existing and potential additional requirements under such permits.

3.3 Continuously improve internal management policies on environment and social risks in accordance with the laws and regulations on environment and social risks and make sure they are duly implemented; and establish designated department and/or designated representative to take charge of the environment and social risk matters.

3.4 Accepts the environment and social risk evaluations and inspections conducted by Party B or Party B’s recognized third party agencies at any time, including but not limited to the on-site project assessment and inspection, and will not hinder or refuse such assessment or inspection under any excuse.

3.5 In the event of claims or questions lodged by the public, the media or any third party against Party A’s rights related to environment and social risks, it shall notify Party B immediately and take appropriate and necessary actions (including but not limited to necessary control and remedial measures) to properly address the concern and report the progress in details at any time to Party B.

3.6 Strengthen environment and social risk management, prevent such environment and social risks from cause any negative impact on Party A’s normal course of business activities and social reputation.

3.7 Fulfill the appropriate requirements and other requests related to environment and social risk control required by Party B from time to time.

4. Party A shall provide report related to environment and social risks regularly to Party B every □ month □ quarter □    ☒    , including but not limited to the following:

4.1 Obtain and retain relevant permits.

4.2 Assessment and inspection of Party A’s environment and social risks by government, judicial or other regulatory public institutions or agencies.

4.3 Construction and operation of supporting environment protection facilities.

4.4 Pollutant discharge and compliance information.

4.5 Staff’s safety and health conditions.

4.6 Any claim of rights related to environment and social risks lodged by any third party against Party A, including but not limited to complaint, objection and claims.

4.7 Other major events that Party B deems related to environment and social risks.

5. Apart from the breaches agreed under this contract, following circumstances shall also constitute breach of contract:

5.1 Party A receives government penalties for poor environment and social risk management, and such penalties may significantly impair performance of this contract according to Party B.

5.2 Party A is strongly question by public, media or any third party or a claim has been lodged against Party A due to poor environment and social risk management, and has failed to make appropriate remedies up to Party B’s standard.

5.3 Party A breaches its other representations, acknowledgements, commitments under the Major Environment and Risk Management Terms and fails to make appropriate remedies up to Party B’s standard.

5.4 Other     ☒    .

6. Remedies for breach of contract

If any of the abovementioned breach happens, apart from the remedies agreed in the contract, Party B shall also have the right to request compensation from Party A for any and all direct or indirect or related fees, losses, liabilities or expenditure incurred to Party B due to such breach.

Appendix 6 Drawdown Application Form

No.: ZX21000000296577

To China Minsheng Banking Corp. Ltd., Wenzhou Branch,

Pursuant to the Working Capital Loan Contract with the number of GLDZ No. ZX21000000296577 signed between our company and the bank and its supplementary agreements (if applicable) (hereinafter collectively referred to as “Loan Contract”), we hereby apply to you for the loan of Six million and five hundred thousand Yuan under the contract. The term for this amount of loan will be 364 days, the purpose of the loan is purchase of materials, and the guarantee method is mortgage and guarantee.

We plan to draw the fund on the following drawdown date: April 16, 2021. This drawdown will cover ■ all /□ part/□ other     ☒    of the loan under the Loan Contract.

We hereby undertake to perform the obligation to pay back the loan as agreed in the Loan Contract.

And hereby lodge this application for your approval.

Borrower: Zhejiang Leiya Electronics Co., Ltd.

Date: April 16, 2021